UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K/A

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2004

PERFICIENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15169 (Commission File Number)	74-2853258 (IRS Employer Identification No.)

1120 South Capital of Texas Highway, Building 3, Suite 220 Austin, TX (Address of Principal Executive Offices)	78746 (Zip Code)

Registrant’s telephone number, including area code (512) 531-6000

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2. 01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
ITEM 9. 01. FINANCIAL STATEMENTS, AND EXHIBITS
SIGNATURES
Consent of BKD LLP

ITEM 2. 01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

     On December 20, 2004, Perficient, Inc. (“Perficient”), consummated the acquisition of substantially all of the assets and assumed certain liabilities of ZettaWorks LLC pursuant to an Asset Purchase Agreement by and among Perficient, Perficient ZettaWorks, Inc., a Delaware corporation and a wholly owned subsidiary of Perficient, and ZettaWorks LLC, a Texas limited liability company. A Current Report on Form 8-K was filed on December 22, 2004 to report this transaction.

ITEM 9. 01. FINANCIAL STATEMENTS, AND EXHIBITS

In this Report on Form 8-K/A we are providing the following financial information:

(a) Financial Statements of business acquired

•	Audited consolidated balance sheet of ZettaWorks LLC and subsidiaries as of December 31, 2002 and 2003 and the related statements of operations, members’ equity, and cash flows for the years ended December 31, 2002 and 2003.

•	Unaudited consolidated balance sheet of ZettaWorks LLC and subsidiaries as of September 30, 2004 and the statement of operations, and cash flows for the nine months ended September 30, 2003 and 2004.

(b) Pro Forma financial information

•	Unaudited Pro Forma Condensed Combined Balance Sheet of Perficient as of September 30, 2004.

•	Unaudited Pro Forma Condensed Combined Statement of Operations of Perficient for the year ended December 31, 2003 and nine months ended September 30, 2004.

(c) Exhibits

EXHIBIT NO.	DESCRIPTION
Exhibit 2.1+	Asset Purchase Agreement, dated as of December 17, 2004, by and among Perficient, Perficient ZettaWorks, Inc. and ZettaWorks LLC
Exhibit 23.1	Consent of BKD LLP
Exhibit 99.1.+	Perficient Press Release issued on December 20, 2004 regarding the acquisition of ZettaWorks LLC

+ Previously filed with the Securities and Exchange Commission as an Exhibit to Perficient’s Current Report on Form 8-K filed on December 22, 2004 and incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.
Dated: March 4, 2005	/s/ Michael D. Hill
Michael D. Hill
Chief Financial Officer

ZettaWorks LLC

Report of Independent Registered Public Accounting Firm

Managers and Members of
     ZettaWorks LLC
Houston, Texas

We have audited the accompanying consolidated balance sheets of ZettaWorks LLC (“ZettaWorks”), as of December 31, 2003 and 2002, and the related consolidated statements of operations, members’ equity and cash flows for the years then ended. These financial statements are the responsibility of ZettaWorks’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. ZettaWorks is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for purposes of expressing an opinion on the effectiveness of ZettaWorks’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ZettaWorks as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As explained in Note 11 to the financial statements, ZettaWorks changed its method of accounting for mandatorily redeemable units on July 1, 2003.

/s/ BKD, LLP

Houston, Texas
February 1, 2005

ZettaWorks LLC
Consolidated Balance Sheets as of December 31, 2002 and 2003; and as of
September 30, 2004 (unaudited)

	December 31, 2002	December 31, 2003	September 30, 2004
			(unaudited)
ASSETS
Current Assets
Cash	$378,625	$302,504	$45,421
Accounts receivables
Trade receivables	2,828,721	3,251,985	4,025,744
Affiliates	342,208	—	2,469
Members	23,734	—	—
Prepaid expenses	116,064	27,152	73,132

Total current assets	3,689,352	3,581,641	4,146,766

Property and Equipment-at cost
Office furniture, fixtures, and equipment	140,786	161,105	161,105
Leasehold improvements	29,947	29,947	29,947
Computer equipment	414,535	348,406	399,607

	585,268	539,458	590,659
Less accumulated depreciation	(354,023)	(442,244)	(477,308)

	231,245	97,214	113,351
Other Assets
Deposits and other assets	24,758	24,194	17,588

Total Assets	$3,945,355	$3,703,049	$4,277,705

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities
Accounts payables	$431,220	$486,634	$697,707
Accrued expenses	582,420	862,188	903,523
Line of credit	1,825,000	1,357,369	1,924,265
Notes payable -members	—	—	400,000
Accounts payables-members	23,734	—	—

Total current liabilities	2,862,374	2,706,191	3,925,495
Member units subject to mandatory redemption	—	483,561	179,414
Members’ Equity
Voting units (7,110,000 authorized and issued at December 31, 2002 and 2003; 7,158,750 at September 30, 2004)	544,715	239,325	(60,082)
Non-voting units (6,390,000 authorized and issued at December 31, 2002 and 2003; 6,391,250 at September 30, 2004)	511,797	—	—
Accumulated other comprehensive income	26,469	273,972	232,878

Total members’ equity	1,082,981	513,297	172,796

Total Liabilities and Members’ Equity	$3,945,355	$3,703,049	$4,277,705

The accompanying notes are an integral part of these consolidated financial statements.

ZettaWorks LLC
Consolidated Statement of Operations for the Years Ended December 31, 2002 and 2003;
and Nine Months Ended September 30, 2003 (unaudited) and
September 30, 2004 (unaudited)

	Year Ended December 31	Year Ended December 31	Nine Months Ended	Nine Months Ended
	2002	2003	September 30, 2003	September 30, 2004
			(unaudited)	(unaudited)
Revenues
Consulting services	$13,764,975	$17,358,431	$13,356,204	$13,426,453
Reimbursable costs	457,201	516,419	402,225	293,406

Total Revenues	14,222,176	17,874,850	13,758,429	13,719,859

Cost of Revenues
Personnel costs	7,525,611	9,555,059	7,303,960	8,583,552
Reimbursable costs	457,201	516,419	402,225	293,406
Other project related expenses	809,961	2,231,353	1,770,587	1,543,441

Total Cost of Revenues	8,792,773	12,302,831	9,476,772	10,420,399

Gross Margin	5,429,403	5,572,019	4,281,657	3,299,460
Selling, general and administrative costs	4,316,404	5,712,449	4,563,984	3,763,693
Depreciation	149,770	103,829	82,677	73,417

Total Operating Expenses	4,466,174	5,816,278	4,646,661	3,837,110

Operating Income (Loss)	963,229	(244,259)	(365,004)	(537,650)
Other Expenses
Interest expense (income) from change in fair value of mandatorily redeemable member units	—	51,248	(46,007)	(304,148)
Interest expense-other obligations	75,827	68,570	49,955	65,983
Other (income) expense	2,965	20,797	(7,075)	(78)

Total Other (Income) Expense	78,792	140,615	(3,127)	(238,243)

Net Income (Loss)	884,437	(384,874)	(361,877)	(299,407)
Other Comprehensive Income
Currency translation adjustments	12,715	247,503	116,262	(41,094)

Comprehensive Income (Loss)	$897,152	$(137,371)	$(245,615)	$(340,501)

Distributions to members	$200,000	$—	$—	$—
Net income (loss) per member unit	$0.066	$(0.013)	$(0.022)	$(0.048)
Distributions to members per unit	$0.015	$—	$—	$—
Units used in computing net income (loss) and distributions per member unit	13,500,000	10,305,000	11,372,130	7,158,750

The accompanying notes are an integral part of these consolidated financial statements.

ZettaWorks LLC
Consolidated Statement of Members Equity
Years Ended December 31, 2002 and 2003

			Accumulated
	Voting Class A	Redeemable Units Class B & Class C	Other comprehensive Income	Total
Balance as of January 1, 2002	$199,245	$172,830	$13,754	$385,829
Transfer voting to non-voting	(15,000)	15,000	—	—
Distribution to members	(105,333)	(94,667)	—	(200,000)
Net income	465,803	418,634	—	884,437
Currency translation adjustment			12,715	12,715

Balance as of December 31, 2002	544,715	511,797	26,469	1,082,981
Net Loss	(202,702)	(182,172)	—	(384,874)
Cumulative effect of change in accounting principle	(102,688)	(329,625)	—	(432,313)
Currency translation adjustment	—	—	247,503	247,503

Balance as of December 31, 2003	$239,325	$—	$273,972	$513,297

The accompanying notes are an integral part of these consolidated financial statements .

ZettaWorks LLC
Consolidated Statements of Cash Flows
Years Ended December 31, 2002 and 2003
Nine Month Periods Ended September 30, 2003 (unaudited) and 2004 (unaudited)

	Year Ended	Year Ended	Nine Months Ended	Nine Months Ended
	December 31, 2002	December 31, 2003	September 30, 2003	September 30, 2004
			(unaudited)	(unaudited)
Operating Activities:
Net income (loss)	$884,437	$(384,874)	$(361,877)	$(299,407)
Items not requiring (providing) cash
Depreciation	179,198	103,829	82,677	68,763
Increase in allowance for doubtful accounts	79,902	23,718	32,169	13,117
(Gain) loss on sale of assets	(426)	103,100	111,712	(4,250)
Interest (income) expense for mandatorily redeemable units	—	51,248	(46,007)	(304,148)
Changes in:
Accounts receivables, trade	(1,772,018)	(219,510)	146,452	(828,517)
Accounts receivables, affiliates & members	(342,208)	342,208	406,754	(2,469)
Prepaid expenses	—	—	100,450	(46,068)
Accounts payable and accrued expenses	701,178	288,032	75,880	262,194
Other assets	(109,500)	108,229	6,676	6,332

Net cash provided by (used in) operating activities	(379,437)	415,980	554,886	(1,134,453)

Investing Activities:
Proceeds from sale of assets	426	650	—	4,250
Purchase of property and equipment	(206,269)	(73,548)	(62,825)	(89,696)

Net cash used in investing activities	(205,843)	(72,898)	(62,825)	(85,446)

Financing Activities:
Borrowings (repayments) under line of credit, net	935,000	(467,631)	(400,511)	566,896
Repayment of borrowings from member	(50,000)	—	—	—
Borrowings from member	—	—	—	400,000
Distribution to members	(200,000)	—	—	—

Net cash provided by (used in) financing activities	685,000	(467,631)	(400,511)	966,896

Effect of foreign currency exchange on cash	4,420	48,428	52,175	(4,080)
Increase (decrease) in cash	104,140	(76,121)	143,725	(257,083)
Cash at beginning of year or period	274,485	378,625	378,625	302,504

Cash at end of year or period	$378,625	$302,504	$522,350	$45,421

Supplemental cash flow information
Interest paid	$92,221	$71,495	$42,909	$56,400

The accompanying notes are an integral part of these consolidated financial statements.

ZettaWorks LLC
Notes to Consolidated Financial Statements
December 31, 2002 and 2003
September 30, 2003 (unaudited) and 2004 (unaudited)

Note 1: Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

ZettaWorks LLC (“ZettaWorks”), provides information systems consulting services and staffing for customers located in the United States and Australia. ZettaWorks is a subsidiary of AB Holdings, LLC. AB Holdings, LLC, owns 100 percent of the voting interest and 52 percent of equity. ZettaWorks is a Texas limited liability company. The term of ZettaWorks is the earlier of dissolution by the members or May 2030.

Principles of Consolidation

The consolidated financial statements include the accounts of ZettaWorks and its wholly owned subsidiary, ZettaWorks Australia Pty. Ltd. All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

Accounts receivable are stated at the amount billed to customers. ZettaWorks provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions. The allowance for bad and doubtful trade receivables amounted to $96,300 and $125,005 as of December 31, 2002 and 2003, respectively. Bad debt expense was approximately $246,000 and $228,000 for the years ended December 31, 2002 and December 31, 2003, respectively.

Property and Equipment

Property and equipment are recorded at cost, and are being depreciated over the estimated useful life of each asset. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful lives of the improvements. Annual depreciation is primarily computed using straight-line methods.

Foreign Currency Translation

The financial currency for ZettaWorks’ foreign subsidiary is the local currency, the Australian dollar. Assets and liabilities are translated at the exchange rate in effect on the last day of the respective year or period. Items impacting the statements of operations are translated at the average exchange rate in effect during the respective year or period. The translation adjustments are recorded as a component of

ZettaWorks LLC
Notes to Consolidated Financial Statements
December 31, 2002 and 2003
September 30, 2003 (unaudited) and 2004 (unaudited)

members’ equity. Gains and losses from foreign currency denominated transactions are included in other income on the statements of operations.

Interim Financial Statements (unaudited)

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and are presented in accordance with the rules and regulations of the Securities and Exchange Commission applicable to interim financial information. Accordingly, certain footnote disclosures have been condensed or omitted. In the opinion of management, the unaudited interim financial statements at September 30, 2004 and for the nine months ended September 30, 2003 and 2004 include all adjustments necessary to present fairly ZettaWorks’ financial position at September 30, 2004, and results of operations and cash flows for the nine months ended September 30, 2003 and 2004. Results for the nine months ended September 30, 2003 and 2004 are not necessarily indicative of the results to be expected for the entire year.

Segment Information

ZettaWorks operates in one segment for financial reporting purposes.

Income Taxes

ZettaWorks’ members have elected to have ZettaWorks’ income taxed as a partnership under provisions of the Internal Revenue Code. Therefore, taxable income or loss is reported to the individual members for inclusion in their respective tax returns and no provision for federal income taxes is included in these financial statements. ZettaWorks is subject to certain state income taxes and ZettaWorks’ wholly owned subsidiary is subject to tax in Australia. Deferred tax assets and liabilities are recognized for the tax effects of differences in financial and tax bases of the subsidiary in Australia.

Revenue Recognition

All revenue is recognized as consulting and staffing services are performed. Deferred revenue represents billings in advance of services performed. Unbilled revenue is included as a component of accounts receivable. Losses are recognized at such time facts and circumstances indicate that a loss will be incurred on a contract. ZettaWorks has recognized losses on uncompleted contracts in the amounts of $-0- and $88,466 at September 30, 2003 and 2004 (unaudited), respectively. There were no losses recognized at December 31, 2002 and 2003.

Revenue relating to certain fixed-price contracts for consulting services is generally recognized by applying percentages of completion for each period to the total estimated revenue for the respective contracts. The percentages of completion are determined by relating the number of actual units of work performed to date to the current estimated number of total units of work required to complete the respective contracts. Contract costs include all direct labor and other costs related to contract performance. Because of the inherent uncertainties in estimating costs and revenues, it is at least reasonably possible that estimates could change in the near term.

ZettaWorks LLC
Notes to Consolidated Financial Statements
December 31, 2002 and 2003
September 30, 2003 (unaudited) and 2004 (unaudited)

Unit Appreciation Rights Plan

ZettaWorks has a unit appreciation rights employee compensation plan, which is described more fully in Note 9. ZettaWorks may incur a liability to pay employees an amount to be determined by the number of units that eventually vest and by the increase in the unit price from a specified level. Changes in the amount of the liability due to unit valuation changes are compensation cost of the period in which the changes occur.

Comprehensive Income

ZettaWorks follows Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income, which established standards for reporting comprehensive income and its components. ZettaWorks’ other comprehensive income is from foreign currency translation.

Fair Value of Financial Instruments

Fair value is the estimated amount at which financial assets or liabilities could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Because no market exists for certain of these financial instruments and because management does not intend to sell these financial instruments, ZettaWorks does not know whether the fair values shown represent values at which the respective financial instruments could be sold individually or in the aggregate.

All of ZettaWorks’ financial instruments are short-term, thus the carrying amount is a reasonable estimate of fair value.

Earnings Per Member Unit

ZettaWorks follows the provisions of Statement of Financial Accounting Standards No. 128, Earnings Per Share. Earnings per member is computed by dividing net income (loss) available to members by the weighted average units outstanding during the period.

Effective July 1, 2003, ZettaWorks adopted Statement of Financial Accounting Standards No. 150, Accounting For Certain Financial Instruments With Characteristics of Both Liabilities and Equity, to account for member units subject to mandatory redemption. (See Note 11) As of the date of adoption the member units subject to mandatory redemption (Class B and Class C member units) are reported as a liability and are no longer included in the computation of earnings per member unit. Had the Class B and Class C member units been excluded from the computation of earnings per member unit in all periods presented, earnings (loss) per member unit would have been as follows:

December 31, 2002	$0.126
September 30, 2003	$(0.035)
December 31, 2003	$(0.019)

ZettaWorks LLC
Notes to Consolidated Financial Statements
December 31, 2002 and 2003
September 30, 2003 (unaudited) and 2004 (unaudited)

Note 2: Line of Credit

ZettaWorks has a $2,000,000 revolving line of credit expiring in September, 2005. At December 31, 2002 and 2003, there was $1,825,000 and $1,357,369, respectively, borrowed against this line of credit. The line of credit is collateralized by substantially all of ZettaWorks’ assets and is secured by a guarantee of a member. Interest is payable monthly at the greater of the bank’s prime rate or 5.0 percent. Under the provisions of the loan agreement, ZettaWorks is required, among other things, to maintain certain financial ratios and equity balances. ZettaWorks repaid the balance owed on the line of credit in December, 2004 in conjunction with an asset purchase by Perficient Zettaworks, Inc, further discussed in Note 15.

Note 3: Operating Leases

Operating leases for facilities in Houston, Texas, New York, New York, Irvine, California, Melbourne, Australia, and Sydney, Australia are on a month-to-month basis. Rent expense under the agreements was approximately $154,000 and $167,000 for the years ended December 31, 2002 and 2003, respectively.

The Houston facility and New York facilities are subleased from an affiliate related through common ownership. Rental expenses paid to the affiliate for the years ended December 31, 2002 and 2003 totaled approximately $127,000 and $162,000, respectively.

Note 4: Concentrations of Credit Risk

Accounting principles generally accepted in the United States of America require the disclosure of current vulnerabilities due to certain concentrations of risk. Financial instruments that potentially subject ZettaWorks to concentrations of credit risk consist principally of cash and accounts receivable.

ZettaWorks maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. ZettaWorks has not experienced any losses in such accounts. ZettaWorks believes it is not exposed to any significant credit risk on cash.

ZettaWorks operates and grants credit primarily to commercial companies in the United States and Australia. ZettaWorks’ policy is to evaluate each customer’s financial condition and determine the amount of credit to be extended. ZettaWorks does not, as a matter of policy, require collateral on credit granted to customers. Sales to the top customer accounted for approximately 29 percent and 26 percent of 2002 and 2003 revenues, respectively. At December 31, 2002 and 2003, accounts receivable from one customer were approximately 22 percent and 21 percent of total accounts receivable, respectively.

ZettaWorks LLC
Notes to Consolidated Financial Statements
December 31, 2002 and 2003
September 30, 2003 (unaudited) and 2004 (unaudited)

Note 5: Income Taxes

The tax effects of temporary differences related to deferred taxes shown on the balance sheets were:

	2002	2003
Deferred tax assets, net operating loss	$10,400	$226,000
Deferred tax liabilities	—	—

Net deferred tax asset	10,400	226,000

Valuation allowance:
Beginning balance	—	(10,400)
Increase during period	(10,400)	(215,600)

Ending balance	(10,400)	(226,000)

Net deferred tax asset	$—	$—

ZettaWorks has unused operating loss carryforwards in Australia of approximately $750,000. The carryforwards do not have an expiration date. Management of ZettaWorks periodically reviews the deferred tax assets for realizability and recognizes a valuation allowance if it is more likely than not that some or all of a deferred tax asset may not be realized. As ZettaWorks has suffered recurring losses, management determined a full valuation allowance is appropriate for the net deferred tax assets at December 31, 2003.

Note 6: Profit Sharing Plan

ZettaWorks has a 401(k) profit sharing plan (the plan) covering substantially all employees. ZettaWorks’ contributions to the plan are determined annually by the Board of Directors. Contributions to the plan were approximately $73,000 and $99,000 for 2002 and 2003, respectively.

Note 7: Related Party Transactions

ZettaWorks had approximately $925,700 and $875,500 in sales to a commonly controlled affiliate during the years ended December 31, 2002 and 2003, respectively. The amount included in ZettaWorks’ trade accounts receivable balance from the same affiliate was approximately $39,000 and $16,000 at December 31, 2002 and 2003, respectively. At December 31, 2003, ZettaWorks had a payable to the affiliate of approximately $12,000 that is included in accounts payable.

ZettaWorks has a management agreement with a commonly controlled affiliate. Management fee expense recognized under the management agreement totaled approximately $68,000 and $78,000 for the years ended December 31, 2002 and 2003, respectively.

ZettaWorks LLC
Notes to Consolidated Financial Statements
December 31, 2002 and 2003
September 30, 2003 (unaudited) and 2004 (unaudited)

ZettaWorks received short-term financing from its controlling member during 2001. The maximum amount outstanding during 2002 was $450,000.

During 2002, ZettaWorks received approximately $60,000 for administrative services provided to an affiliate related through common ownership. From time to time, ZettaWorks paid various operating expenses for the benefit of the affiliate and was reimbursed. During 2002, ZettaWorks also provided information consulting services to this affiliate aggregating $342,000, all of which was paid in February 2003.

During 2004, ZettaWorks received short term financing from a member of $400,000. The note payable was repayable in March, 2004 and carried interest rate of Prime. The note was repaid in full in 2004 resulting in an interest expense of approximately $14,600 (unaudited).

Note 8: Foreign Operations

ZettaWorks’ wholly owned subsidiary, ZettaWorks Australia Pty. Ltd., was organized under laws of Australia and is located in Melbourne, Australia. The total assets of ZettaWorks Australia Pty. Ltd. were approximately $608,000 and $2,956,000 at December 31, 2002 and 2003, respectively. As further discussed in Note 15, substantially all assets of ZettaWorks Australia Pty. Ltd. were sold effective October 29, 2004. Revenue for the years ended December 31, 2002 and 2003 totaled approximately $1,365,000 and $3,200,000, respectively. Revenues for the nine months ended September 30, 2003 and 2004 (unaudited) totaled $2,109,675 and $1,379,758, respectively.

Note 9: Unit Appreciation Rights Plan

ZettaWorks has an incentive compensation plan in the form of a unit appreciation rights plan to reward key employees who contribute to the success of ZettaWorks. The plan provides for the grant of unit appreciation rights (UARs) to employees as selected by the administrative committee. UARs vest in accordance with each individual participant’s UARs agreement, generally over a five-year period and expire 10 years from the grant date. Vested UARs can be exercised in full or in part and converted to cash at the calculated value beginning after the completion of three years of employment and ending on the expiration date. Value is determined by a formula stated in the plan based on ZettaWorks’ adjusted book value. These UARs can be only converted to cash payments by ZettaWorks, and are not convertible to members’ equity or sold to anyone other than ZettaWorks. As of December 31, 2002, and 2003, 840,250 and 1,021,500 units were outstanding, respectively. As of December 31, 2003, there was no liability related to this plan.

ZettaWorks LLC
Notes to Consolidated Financial Statements
December 31, 2002 and 2003
September 30, 2003 (unaudited) and 2004 (unaudited)

A summary of the status of the plan at December 31, 2002 and 2003 is presented below:

	Range	Number	Weighted Average	Weighted Average	Number	Weighted Average
	of Exercise Prices	of Units Outstanding	Remaining Contractual Life (years)	Exercise Price of Units	of Units Exercised	Exercise Price of Units
Units outstanding as of January 1, 2002	$0.0725-$0.10	483,500	9.63	$0.07	—	—
Granted	$0.0725-$0.10	366,250
Exercised Forfeited	$0.0725-$0.10	(9,500)
Units outstanding as of December 31, 2002	$0.0725-$0.10	840,250	9.08	$0.08	—	—
Granted		342,500
Exercised Forfeited		(161,250)
Units outstanding as of December 31, 2003	$0.0725-$0.10	1,021,500	8.62	$0.09	—	—

Note 10: Membership Interests

ZettaWorks is authorized to issue multiple classes of limited liability interests designated as voting (Class A) and non-voting (Class B and C) units.

The Class C units have been issued to two key employees of ZettaWorks, and are subject to vesting and forfeiture provisions related to their continued employment based on length of employment. As of December 31, 2003, all units were fully vested.

Upon death, disability, retirement or termination of employment without cause from ZettaWorks by a Class B unit holder, ZettaWorks will be required to redeem the Class B units. The value of the units will be determined based on a formula defined in the regulations of ZettaWorks. Payment will consist of 20 quarterly payments.

Upon termination of employment for any reason by a Class C unit holder, ZettaWorks will be required to purchase the Class C units. The value of the units will be equal to the book value of the capital account of the Class C unit holder. The purchase price will be paid in cash up to the first $100,000 with all amounts in excess of $100,000 to be paid out in five annual installments.

No member is liable for the debts, obligations, or liabilities of ZettaWorks.

ZettaWorks LLC
Notes to Consolidated Financial Statements
December 31, 2002 and 2003
September 30, 2003 (unaudited) and 2004 (unaudited)

The following is a summary of Units authorized, issued and outstanding:

CLASS	VOTING	NUMBER OF UNITS
		December 31, 2002	December 31, 2003	September 30, 2004
				(unaudited)
A	Yes	7,110,000	7,110,000	7,158,750
B	No	5,390,000	5,390,000	5,391,250
C	No	1,000,000	1,000,000	1,000,000

Total		13,500,000	13,500,000	13,550,000

Note 11: Mandatorily Redeemable Member Units

Effective July 1, 2003 ZettaWorks adopted Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments With Characteristics of Both Liabilities and Equity, to account for member units subject to mandatory redemption by ZettaWorks upon occurrence of certain events including death, disability, or termination of employment. The Class B and Class C units are subject to mandatory redemption, and are to be repurchased at adjusted book value as defined in the agreement and under the terms defined in the agreement (See Note 10).

The cumulative effect of the adoption of FAS 150 of $432,313 has been reflected in the Statement of Members’ Equity as of July 1, 2003.

ZettaWorks LLC
Notes to Consolidated Financial Statements
December 31, 2002 and 2003
September 30, 2003 (unaudited) and 2004 (unaudited)

Note 12: Accrued Expenses

Details of accrued expenses are as follows:

	December 31, 2002	December 31, 2003	September 30, 2004
Other	$119,359	$206,045	$268,737
Compensated absences	38,196	68,425	157,084
Contract costs	52,576	79,863	116,202
Commissions	129,713	68,253	62,824
Compensation and benefits	208,826	395,852	234,471
Accounting and legal	33,750	43,750	13,191
Deferred revenue		—	51,014

	$582,420	$862,188	$903,523

Note 13: Contingency

ZettaWorks was a defendant in a lawsuit brought by a former employee alleging breach of an employment agreement and other causes of action related to his termination. The plaintiff asked for damages of $200,000. In 2003, ZettaWorks accrued $60,000 as its estimate of loss on the case. This litigation was settled in January 2005, resulting in additional expense of $14,000 which was recorded as of September 30, 2004.

Note 14: Derivative Financial Instruments (unaudited)

Beginning in 2004, ZettaWorks used foreign exchange contracts to manage currency risk. Derivatives are recognized as either assets or liabilities in the financial statements and are measured at fair value. Subsequent changes in fair value are recognized in earnings.

At September 30, 2004, ZettaWorks had open offsetting buy and sell foreign exchange contracts for 1,400,000 Australian dollars that settled October 1, 2004. The contracts were settled for a net loss of $27,020 on October 1, 2004. The loss was included in earnings as of September 30, 2004.

ZettaWorks LLC
Notes to Consolidated Financial Statements
December 31, 2002 and 2003
September 30, 2003 (unaudited) and 2004 (unaudited)

Note 15: Subsequent Events (unaudited)

On October 29, 2004 ZettaWorks sold substantially all of the assets of its wholly owned subsidiary, ZettaWorks Australia Pty. Ltd., to Aipex Pty. Ltd. by way of an asset purchase agreement. The assets were sold for $4,480 in cash and potential future royalties on outstanding work orders as defined in the agreement.

On December 20, 2004, pursuant to an asset purchase agreement, substantially all of ZettaWorks’ assets were sold to and liabilities were assumed by Perficient ZettaWorks, Inc, a wholly owned subsidiary of Perficient, Inc. for approximately $10.7 million. The sale price was paid in cash of approximately $2.9 million and 1.2 million shares of Perficient, Inc.’s common stock, subject to certain post-closing adjustments.

PERFICIENT, INC.

PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The unaudited pro forma combined financial information includes a statement of operations for the year ended December 31, 2003, and the nine months ended September 30, 2004 which assumes the acquisitions for Genisys Consulting, Inc., Meritage Technologies, Inc. and ZettaWorks LLC occurred on January 1, 2003 and an unaudited balance sheet at September 30, 2004, which assumes the ZettaWorks LLC acquisition occurred on that date (the Genisys Consulting, Inc., and Meritage Technologies, LLC, acquisitions occurred prior to September 30, 2004 and accordingly, their balances are already reflected at September 30, 2004).

     On December 17, 2004, Perficient, Inc. (the “Company”), Perficient ZettaWorks, Inc., a Delaware corporation and a wholly-owned subsidiary of Perficient (the “Acquisition Sub”) and ZettaWorks LLC (“ZettaWorks”), a Texas limited liability company, entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which Acquisition Sub acquired substantially all of the assets and assumed certain liabilities of ZettaWorks (the “Acquisition”). The Acquisition closed on December 20, 2004. The total consideration paid in the Acquisition is $11.4 million, which amount includes approximately $2.9 million in cash and approximately $7.8 million worth of the Company’s common stock (1,193,179 shares of the Company’s common stock), based on the average closing price of the Company’s common stock for the three trading days immediately preceding the acquisition, and transaction costs of approximately $0.7 million. The following unaudited pro forma condensed combined financial statements give effect to the acquisition by the Company of ZettaWorks. This acquisition will be accounted for as a purchase business combination. The consideration paid in the Acquisition has been preliminarily allocated to the tangible and identifiable intangible assets acquired and liabilities assumed according to their estimated respective fair values, with the excess purchase consideration being allocated to goodwill at the closing of the transaction. These unaudited pro forma condensed combined financial statements have been prepared from the historical consolidated financial statements of the Company and ZettaWorks and should be read in conjunction therewith. Operating results of ZettaWorks are included in operating results of the Company’s condensed combined financial statements as of December 20, 2004.

     On June 18, 2004, the Company consummated the acquisition of Meritage Technologies, Inc. (“Meritage”), a Delaware corporation, by merging our wholly owned subsidiary Perficient Meritage, Inc., a Delaware corporation, with and into Meritage. Meritage survived the merger as our direct wholly owned subsidiary, under the name “Perficient Meritage, Inc.” The Company paid approximately $7.1 million consisting of approximately $2.9 million in cash, assumed debt of approximately $2.4 million, and issued 1,168,219 shares of the Company’s common stock, subject to adjustments, which are not expected to be material. The shares of common stock issued in connection with the merger were ascribed a value of $3.595 per share, which was the average closing price of the Company’s common stock for the 23 consecutive trading days ending on June 15, 2004, which value is consistent with the valuation under EITF-99-12, Determination of the Measurement Date for the Market Price of Acquired Securities Issued in a Purchase Business Combination. Approximately $0.9 million in transaction costs have been incurred in relation to the acquisition.

     On April 2, 2004, the Company consummated the acquisition by way of merger of Genisys Consulting, Inc. (“Genisys”), an Illinois corporation, with and into our wholly owned subsidiary, Perficient Genisys, Inc., a Delaware corporation. Perficient Genisys, Inc. is the surviving corporation to the merger. The Company paid approximately $8.3 million consisting of approximately $1.5 million in cash, issued 1,687,439 shares of the Company’s common stock and granted stock options valued at $400,000. The shares of common stock issued in connection with the merger were ascribed a value of $3.77 per share, which was the average closing price of the Company’s common stock for the 30 consecutive trading days ending on April 1, 2004, which value is consistent with the valuation under EITF-99-12, Determination of the Measurement Date for the Market Price of Acquired Securities Issued in a Purchase Business Combination. The common stock issued in connection with the merger included 825,459 shares which are restricted based upon the continued employment with Perficient of certain employees of Genisys through April 1, 2007, and another 352,055 shares held in escrow until April 1, 2005. Approximately $0.5 million in transaction costs have been incurred in relation to the acquisition.

     The pro forma amounts for the Genisys and Meritage acquisitions are based on the historical financial statements of Genisys and Meritage and should be read in conjunction with those historical financial statements and related notes, which were previously filed with Forms 8-K/A on June 16, 2004, and August 30, 2004, respectively.

     The following pro forma condensed combined financial statements are presented to illustrate the effects of the acquisitions on the historical financial position and operating results of the Company. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2003 and for the nine months ended September 30, 2004 give effect to the acquisitions as if they occurred on January 1, 2003 and combine the respective statements of operations for the Company and the above entities for the respective periods. These pro forma historical results do not reflect operational efficiencies and cost savings that may be achieved with respect to the combined companies. Therefore, these pro forma historical results reflect operating costs which are not indicative or predictive of future period results. The pro forma balance sheet as of September 30, 2004 assumes that the acquisition of ZettaWorks occurred on that date (the Genisys and Meritage acquisitions had already occurred).

     The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated on the indicated dates, nor is it necessarily indicative of future operating results. The pro forma adjustments are based on information available at the time of this filing.

PERFICIENT, INC.

PERFICIENT, INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEET
(Unaudited)

	As of September 30, 2004
	Perficient	ZettaWorks	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustments	Reference	Balances
Assets
Cash	$2,786,639	$45,421	$(1,563,410)	Notes 2, 8 and 12	$1,268,650
Accounts receivable, net	14,352,505	4,028,213	(867,662)	Note 12	17,513,056
Other current assets	450,806	73,132	(7,806)	Note 12	516,132

Total current assets	17,589,950	4,146,766	(2,438,878)		19,297,838
Property and equipment, net	782,916	113,351	(7,616)	Note 12	888,651
Intangibles, net	28,532,584	—	9,565,070	Note 2	38,097,654
Other noncurrent assets	133,648	17,588	—		151,236

Total assets	$47,039,098	$4,277,705	$7,118,576		$58,435,379

Liabilities and stockholders’ equity
Accounts payable	$3,595,912	$697,707	$(80,973)	Note 12	$4,212,646
Current portion of long term debt	576,140	1,924,265	(1,924,265)	Note 7	576,140
Current portion of notes payable to related parties	239,331	400,000	(400,000)	Note 7	239,331
Other current liabilities	5,386,811	903,523	584,568	Notes 1 and 12	6,874,902

Total current liabilities	9,798,194	3,925,495	(1,820,670)		11,903,019

Deferred taxes	296,784	—	—		296,784
Long term debt, net of current portion	1,923,860	—	1,500,000	Note 8	3,423,860
Note payable to related party, net of current portion	222,089	—	—		222,089
Members Units subject to redemption	—	179,414	(179,414)	Note 11	—

Total liabilities	12,240,927	4,104,909	(500,084)		15,845,752
Stockholders’ equity:
Members’ equity-voting units	—	(60,082)	60,082	Note 4	—
Common stock	19,267	—	1,190	Note 5	20,457
Additional paid-in capital	92,500,743	—	7,790,266	Note 5	100,291,009
Deferred stock compensation	(8)	—	—		(8)
Accumulated other comprehensive loss	(63,139)	232,878	(232,878)	Note 4	(63,139)
Retained earnings (deficit)	(57,658,692)	—	—		(57,658,692)

Total stockholders’ equity	34,798,171	172,796	7,618,660		42,589,627

Total liabilities and stockholders’ equity	$47,039,098	$4,277,705	$7,118,576		$58,435,379

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

PERFICIENT, INC.
UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS

	For the nine months ended September 30, 2004
						Pro Forma				Pro Forma
	Perficient	Genisys	Meritage	Pro forma		Income	ZettaWorks	Pro Forma		Income
	(Historical)	(Historical)	(Historical)	Adjustments		Statement	(Historical)	Adjustments		Statement
Revenue
Services	$29,771,852	$2,656,359	$6,973,058	$—		$39,401,269	$13,426,453	$(1,379,358)	Note 12	$51,448,364
Software	5,793,600	—	—	—		5,793,600	—	—		$5,793,600
Reimbursed expenses	1,658,251	23,288	182,149	—		1,863,688	293,406	—		$2,157,094

Total revenue	37,223,703	2,679,647	7,155,207	—		47,058,557	13,719,859	(1,379,358)		59,399,058
Cost of revenue
Project personnel costs	17,763,263	1,784,907	4,553,303	—		24,101,473	8,583,552	(1,079,943)	Note 12	31,605,082
Software costs	4,898,381	—	—	—		4,898,381	—	—		4,898,381
Reimbursable expenses	1,658,251	12,010	182,149	—		1,852,410	293,406	—		2,145,816
Other project related costs	218,173	—	—	—		218,173	1,543,441	(196,498)	Note 12	1,565,116

Cost of revenue	24,538,068	1,796,917	4,735,452	—		31,070,437	10,420,399	(1,276,441)		40,214,395

Gross margin	12,685,635	882,730	2,419,755	—		15,988,120	3,299,460	(102,917)		19,184,663
Selling, general and administrative	7,585,858	636,939	2,411,626	—		10,634,423	3,763,693	(493,104)	Note 12	13,905,012
Depreciation	363,593	10,336	103,551	—		477,480	73,417	(4,655)	Note 12	546,242
Intangibles amortization	446,320	—	—	231,875	Note 3	678,195	—	180,000	Note 3	858,195

Income (loss) from operations	4,289,864	235,455	(95,422)	(231,875)		4,198,022	(537,650)	214,842		3,875,214
Interest income (expense), net	(80,410)	9,213	(49,823)	(55,177)	Note 8	(176,197)	(65,983)	(26,329)	Notes 8 and 12	(268,509)
Change in fair value in redeemable member units	—	—	—	—		—	304,148	(304,148)	Note 11	—
Other income (expense)	22,514	924	(383)	—		23,055	79	—		23,134

Income (loss) before income taxes	4,231,968	245,592	(145,628)	(287,052)		4,044,880	(299,406)	(115,636)		3,629,839
(Provision) benefit for income taxes	(1,655,338)	—	—	72,964	Note 9	(1,582,374)	—	161,866	Note 9	(1,420,508)

Net income (loss)	$2,576,630	$245,592	$(145,628)	$(214,088)		$2,462,506	$(299,406)	46,231		$2,209,331

Accretion of dividends on preferred stock	—	—	(589,257)	589,257	Note 10	—	—	—		—

Net income (loss) available to common stockholders	$2,576,630	$245,592	$(734,885)	$375,169		$2,462,506	$(299,406)	46,231		$2,209,331

Net income per share:
Basic	$0.15					$0.13				$0.11

Diluted	$0.13					$0.11				$0.10

Shares used in computing net income per share:
Basic	17,013,579	572,744	724,807	592,518	Note 6	18,903,648		1,193,179		20,096,827

Diluted	19,904,355	572,744	724,807	537,031	Note 6	21,738,937		1,193,179		22,932,116

PERFICIENT, INC.
UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS

	For the year ended December 31, 2003
						Pro Forma				Pro Forma
	Perficient	Genisys	Meritage	Pro forma		Income	ZettaWorks	Pro Forma		Income
	(Historical)	(Historical)	(Historical)	Adjustments		Statement	(Historical)	Adjustments		Statement
Revenue
Services	$24,534,617	$9,520,474	$18,058,737	$—		$52,113,828	$17,358,431	$(3,183,222)	Note 12	$66,289,037
Software	3,786,864	—	—	—		3,786,864	—	—		$3,786,864
Reimbursed expenses	1,870,441	42,032	411,338	—		2,323,811	516,419	—		$2,840,230

Total revenue	30,191,922	9,562,506	18,470,075	—		58,224,503	17,874,850	(3,183,222)		72,916,131

Cost of revenue
Project personnel costs	13,411,762	5,521,638	11,332,602	—		30,266,002	9,555,059	(1,722,829)	Note 12	38,098,232
Software costs	3,080,894	—	—	—		3,080,894	—	—		3,080,894
Reimbursable expenses	1,870,441	45,690	411,338	—		2,327,469	516,419	—		2,843,888
Other project related costs	453,412	—	182,192	—		635,604	2,231,353	(462,033)	Note 12	2,404,924

Cost of revenue	18,816,509	5,567,328	11,926,132	—		36,309,969	12,302,831	(2,184,862)		46,427,938

Gross margin	11,375,413	3,995,178	6,543,943	—		21,914,534	5,572,019	(998,360)		26,488,193
Selling, general and administrative	7,993,008	2,842,410	7,326,467	—		18,161,885	5,712,449	(1,190,462)	Note 12	22,683,872
Depreciation	670,436	43,685	317,299	—		1,031,420	103,829	—		1,135,249
Intangibles amortization	610,421	—	—	767,500	Note 3	1,377,921	—	440,000	Note 3	1,817,921

Income (loss) from operations	2,101,548	1,109,083	(1,099,823)	(767,500)		1,343,308	(244,259)	(247,898)		851,151

Interest income (expense), net	(282,652)	(3,755)	(144,606)	4,606	Note 8	(426,407)	(68,570)	(20,857)	Notes 8 and 12	(515,834)
Change in fair value in redeemable member units	—	—	—	—		—	(51,248)	51,248	Note 11	—
Other income (expense)	(13,459)	1,468	—	—		(11,991)	(20,797)	—		(32,788)

Income (loss) before income taxes	1,805,437	1,106,796	(1,244,429)	(762,894)		904,910	(384,874)	(217,507)		302,529
(Provision) benefit for income taxes	(755,405)	—	(1,683,288)	351,205	Note 9	(2,087,488)	—	235,492	Note 9	(1,851,996)

Net income (loss)	$1,050,032	$1,106,796	$(2,927,717)	$(411,689)		$(1,182,578)	$(384,874)	$17,985		$(1,549,467)

Accretion of dividends on preferred stock	(157,632)	—	(876,678)	876,678	Note 10	(157,632)	—	—		(157,632)

Net income (loss) available to common stockholders	$892,400	$1,106,796	$(3,804,395)	$464,989		$(1,340,210)	$(384,874)	$17,985		$(1,707,099)

Net income per share:
Basic	$0.08					$(0.10)				$(0.10)
Diluted	$0.07					$(0.09)				$(0.10)
Shares used in computing net income (loss) per share:
Basic	11,364,203	1,687,439	1,168,219	1,350,000	Note 6	15,569,861		1,193,179		16,763,040

Diluted	15,306,151	1,687,439	1,168,219	1,350,000	Note 6	15,569,861		1,193,179		16,763,040

The accompanying notes are an integral part of these pro forma consolidated financial statements.

PERFICIENT, INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Basis of presentation

The accompanying unaudited pro forma statements of operations present the pro forma effects of the Genisys, Meritage and ZettaWorks acquisitions. The unaudited pro forma statements of operations for the nine months ended September 30, 2004 and for the year ended December 31, 2003 are presented as though the acquisitions occurred on January 1, 2003. The unaudited pro forma balance sheet at September 30, 2004 is presented as though the ZettaWorks acquisition occurred on that date.

Note 1 — Acquisitions

ZettaWorks LLC

     The Company has recorded total consideration of approximately $11.4 million, including approximately $0.7 million in transaction costs for the ZettaWorks acquisition. The acquisition was completed on December 20, 2004. The following table shows the components of total consideration:

The consideration paid is approximately as follows:
Cash	$2,900,000
Common stock ( 1,193,179 shares at $6.53 per share)	7,800,000
Acquisition costs	700,000

Total consideration	$11,400,000

     In accordance with SFAS 141, Business Combinations, the total purchase consideration of approximately $11.4 million, including transaction costs of approximately $0.7 million, has been preliminarily allocated to the assets acquired and liabilities assumed, including identifiable intangible assets, based on their respective fair values at the date of acquisition, with excess purchase consideration allocated to goodwill. Such allocation resulted in goodwill of approximately $8.1 million. Goodwill is expected to be deductible for income tax purposes.

Meritage Technologies, Inc.

     The Company has recorded total consideration of approximately $10.4 million, including approximately $0.9 million in transaction costs for the Meritage acquisition. The acquisition was completed on June 18, 2004.

     The following table shows the components of total consideration:

The consideration paid is approximately as follows:
Cash	$2,900,000
Common stock (1,168,219 shares at $3.59 per share)	4,200,000
Acquisition costs	900,000
Debt assumed	2,400,000

Total consideration	$10,400,000

PERFICIENT, INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

     In accordance with SFAS 141, Business Combinations, the total purchase consideration of approximately $10.4 million, including transaction costs of approximately $0.9 million, has been preliminarily allocated to the assets acquired and liabilities assumed, including identifiable intangible assets, based on their respective fair values at the date of acquisition, with excess purchase consideration allocated to goodwill. Such allocation resulted in goodwill of approximately $7.4 million. The Company has yet to finalize the purchase price allocation pending resolution of certain contingent liabilities. Management expects to finalize the purchase price allocation within twelve months from acquisition. Goodwill is assigned at the enterprise level and not expected to be deductible for income tax purposes.

Genisys Consulting, Inc.

     The Company has recorded total consideration of approximately $8.8 million, including approximately $0.5 million in transaction costs for the Genisys acquisition. This consideration has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed according to their respective fair values, with the excess purchase consideration being allocated to goodwill at the closing of the transaction. The acquisition was completed on April 2, 2004.

     The following table shows the components of total consideration:

The consideration paid is as follows:
Cash	$1,500,000
Common stock (1,687,439 shares at $3.77 per share)	6,400,000
Stock Options	400,000
Acquisition costs	500,000

Total consideration	$8,800,000

     In accordance with SFAS 141, Business Combinations, the total purchase consideration of approximately $8.8 million, including transaction costs of approximately $0.5 million, has been allocated to the assets acquired and liabilities assumed, including identifiable intangible assets, based on their respective fair values at the date of acquisition. Such allocation resulted in goodwill of approximately $7.4 million. Goodwill is assigned at the enterprise level and not expected to be deductible for income tax purposes.

Note 2 — Pro Forma Adjustments

ZettaWorks LLC

     The accompanying unaudited condensed consolidated balance sheet data presents the estimated fair value of the assets acquired and liabilities assumed. The preliminary allocation of the purchase price is based on a preliminary evaluation of tangible and intangible assets acquired and liabilities assumed. The fair values of the intangible assets acquired are based on management’s estimate with assistance from an independent appraisal. The excess of purchase price over the fair value of net assets acquired (goodwill) reflects the benefits from expansion of the Company’s existing line of business and expected benefits resulting from consolidation and economies of scale.

PERFICIENT, INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

Non-Compete (5 year useful life)	$100,000
Revenue Backlog (1 year useful life)	200,000
Customer relationships (5 year useful life)	1,100,000

Total intangible assets	1,400,000
Goodwill	8,100,000

Total intangible assets acquired	9,500,000

Add fair value of net tangible assets in excess of liabilities acquired, which approximates book value	1,900,000

Net assets acquired	$11,400,000

The consideration paid is approximately as follows:
Cash	$2,900,000
Common stock	7,800,000
Acquisition costs	700,000

Total consideration	$11,400,000

     The Company believes that the intangible assets acquired from ZettaWorks have useful lives of one to five years. In addition, the Company intends to continue to expand the combined company’s existing lines of business, and take advantage of synergies that exist between the Company and ZettaWorks to further strengthen existing lines of business. The Company believes that it will benefit from the acquisition for a period of at least five years and, therefore, considers the amortization periods appropriate. Using this information, the Company has made an allocation of the purchase consideration, including allocation to tangible assets and liabilities, identifiable intangible assets and goodwill.

Meritage Technologies, Inc.

     The accompanying unaudited condensed consolidated balance sheet data presents the fair value of the assets acquired and liabilities assumed. The preliminary allocation of the purchase price is based on a preliminary evaluation of tangible and intangible assets acquired and liabilities assumed. The fair values of the intangible assets acquired are based on an independent appraisal. The excess of purchase price over the fair value of net assets acquired reflects the benefits from expansion of the Company’s existing line of business and expected benefits resulting from consolidation and economies of scale.

PERFICIENT, INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

Non-Compete (5 year useful life)	$1,500,000
Customer relationships (5 year useful life)	300,000

Total intangible assets	1,800,000
Goodwill	7,400,000

Total assets acquired	9,200,000

Add fair value of net tangible assets in excess of liabilities acquired, which approximately book value	1,200,000

Net assets acquired	$10,400,000

The consideration paid is approximately as follows:
Cash	$2,900,000
Liabilities assumed	2,400,000
Common stock	4,200,000
Acquisition costs	900,000

Total consideration	$10,400,000

     The Company believes that the intangible assets acquired from Meritage have useful lives of five years. In addition, the Company intends to continue to expand the combined company’s existing lines of business, and take advantage of synergies that exist between the Company and Meritage to further strengthen existing lines of business. The Company believes that it will benefit from the acquisition for a period of at least five years and, therefore, considers the amortization periods appropriate. Using this information, the Company has made an allocation of the purchase consideration, including allocation to tangible assets and liabilities, identifiable intangible assets and goodwill.

Genisys Consulting, Inc.

     The accompanying unaudited condensed consolidated balance sheet data presents the fair value of the assets acquired and liabilities assumed. The allocation of the purchase price is based on an evaluation of tangible and intangible assets acquired and liabilities assumed. The fair values of the intangible assets acquired are based on an independent appraisal. The excess of purchase price over the fair value of net assets acquired reflects the benefits from expansion of the Company’s existing line of business and expected benefits resulting from consolidation and economies of scale.

PERFICIENT, INC.
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

Customer Relationships (8 year useful life)	$1,100,000
Non-Compete (5 year useful life)	350,000
Backlog (9 month useful life)	200,000

Total intangible assets	1,650,000
Goodwill	7,450,000

Total assets acquired	9,100,000

Less fair value of net tangible assets in excess of liabilities acquired, which approximates book value	(300,000)

Net assets acquired	$8,800,000

The consideration paid is as follows:
Cash	$1,500,000
Common stock	6,400,000
Stock options	400,000
Acquisition costs	500,000

Total consideration	$8,800,000

     Based on an independent appraisal, the Company believes that the intangible assets acquired from Genisys have useful lives of nine months to eight years. In addition, the Company intends to continue to expand the combined company’s existing lines of business, and take advantage of synergies that exist between the Company and Genisys to further strengthen existing lines of business. The Company believes that it will benefit from the acquisition for a period of at least eight years and, therefore, considers the amortization periods appropriate. Using this information, the Company has made an allocation of the purchase consideration, including allocation to tangible assets and liabilities, identifiable intangible assets and goodwill.

     The preceding unaudited pro forma condensed combined statements of operations do not include any pro forma adjustments for the following:

•	Any operating efficiencies and cost savings that may be achieved with respect to the combined companies. As a result 2003 results and the nine months ended September 30, 2004 results and these pro forma historical results are not indicative or predictive of future periods.

•	The combined companies incurred integration-related expenses as a result of the elimination of duplicate facilities and functions, operational realignment and related workforce reductions. Such costs related to the acquired companies were recognized as a liability assumed as of the acquisition date, resulting in additional goodwill, while the Company’s related costs are recognized as an expense through the statements of operations.

PERFICIENT, INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

Note 3 -	Amortization of acquired intangibles is based on the estimated economic lives as outlined in Note 2 above.

Note 4 -	To record elimination of ZettaWorks members’ equity, and accumulated other comprehensive loss.

Note 5 -	Issuance of 1,193,179 shares of common stock in conjunction with the acquisition of ZettaWorks.

Note 6 -	Pro forma weighted average shares includes 800,000 shares of common stock issued by the Company during second quarter to raise proceeds for the acquisition of Meritage, and proceeds from the exercise of 550,000 warrants to fund the acquisitions.

Note 7 -	Liabilities not assumed by the Company.

Note 8 -	The Company borrowed to finance these acquisitions. The pro forma adjustment reflects the debt and the incremental interest on the debt borrowed to finance these acquisitions.

Note 9 -	Tax effects on pro forma income (loss) before income taxes.

Note 10 -	Redeemable Preferred Stock and related obligations on accretion of dividends were not assumed by the Company as part of the acquisition.

Note 11 -	To record the elimination of redeemable members’ units and changes in the values of those units which were not acquired by the Company.

Note 12 -	To record the elimination of assets and liabilities related to the Australian wholly owned subsidiary of ZettaWorks LLC which was not acquired by the Company.

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
Exhibit 2.1+	Asset Purchase Agreement, dated as of December 17, 2004, by and among Perficient, Inc., Perficient ZettaWorks, Inc. and ZettaWorks LLC
Exhibit 23.1	Consent of BKD LLP
Exhibit 99.1.+	Perficient, Inc. Press Release issued on December 20, 2004 regarding the acquisition of ZettaWorks LLC.

+ Previously filed with the Securities and Exchange Commission as an Exhibit to the Company’s Current Report on Form 8-K filed on December 22, 2004 and incorporated herein by reference.